UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55546	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11767 South Dixie Highway, Suite 115
Miami, Florida	33156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 438-9132

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

None.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 30, 2019, Frank Tarantino resigned as Chief Financial Officer of CLS Holdings USA, Inc. (the “Company”). On May 2, 2019, the Company announced the appointment of Gregg Carlson as its Chief Financial Officer.

Mr. Carlson, age 62, was appointed to serve as our Chief Financial Officer commencing on May 1, 2019. Between April 8, 2019 and this appointment, Mr. Carlson served as the Controller of Alternative Solutions, LLC, a wholly owned subsidiary of the Company (“Alternative Solutions”). Before joining Alternative Solutions, Mr. Carlson was the Financial Controller of Integral Associates, LLC, a retail and wholesale cannabis operator in the State of Nevada, from 2018 to 2019, where he assisted in the sale of this company to a public company in the cannabis industry. Between 2017 and 2018, Mr. Carlson served as the Director of Finance at 777 U.S. Inc., the owner of a casino, restaurant and hotel in Carson City Nevada. From 2016 until 2017, he was the Controller at Basic Management, Inc., a real estate developer located in Henderson, Nevada. Between 2015 and 2016, Mr. Carlson was a consultant and the acting CFO of Gaming Ventures of Las Vegas, Inc., a privately held casino known as Club Fortune Casino. From 2012 through 2015, Mr. Carlson served as the Director of Accounting at the law firm of Lionel Sawyer & Collins. Mr. Carlson earned a Bachelor of Science in Business Administration with a major in Accounting from the University of Nevada and is a Certified Public Accountant.

Mr. Carlson will continue his employment with us pursuant to the terms of his one-year employment agreement with Alternative Solutions effective April 8, 2019. Mr. Carlson receives an annual salary of $110,000, and received a one-time signing bonus of 50,000 shares of restricted common stock of the Company, which shall become fully vested one year from the effective date of this agreement assuming Mr. Carlson remains employed by the Company on such date. In connection with the employment agreement, Mr. Carlson and the Company entered into a Confidentiality, Non-Compete and Proprietary Rights Agreement. Pursuant thereto, Mr. Carlson agreed (i) not to compete with the Company or Alternative Solutions during the term of his employment and, unless he is terminated without cause, for a period of one year thereafter, (ii) not to release or disclose the Company’s or Alternative Solutions’ confidential information, and (iii) to assign the rights to all work product to the Company, among other terms. Additionally, Mr. Carlson and the Company have entered into the Company’s standard form of indemnification agreement pursuant to which the Company will be obligated to indemnify Mr. Carlson to the fullest extent permitted by applicable law and to advance all reasonable expenses incurred by or on his behalf in connection with any proceeding covered by the indemnification agreement, subject to certain restrictions and repayment provisions.

The foregoing description of Mr. Carlson’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the text of his employment agreement, which will be filed with the Company’s Form 10-K for the fiscal year ended May 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: May 7, 2019	By: /s/ Jeffrey I. Binder
Jeffrey I. Binder Chairman and Chief Executive Officer